UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 8, 2003

(Date of Report) (Date of Earliest Event Reported)

DRUGSTORE.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26137	04-3416255
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

13920 SE Eastgate Way, Suite 300, Bellevue, Washington 98005

(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200

(Registrant’s Telephone Number, Including Area Code)

Item 2.	Acquisition or Disposition of Assets.

On December 8, 2003, pursuant to a Stock Purchase Agreement (the “Purchase Agreement”) dated as of November 2, 2003, by and among drugstore.com, inc., a Delaware corporation (the “Company”), International Vision Direct Corp., a privately held Delaware corporation (“Vision Direct”), and the stockholders, optionholders and warrantholders of Vision Direct (the “Sellers”), drugstore.com acquired all of the issued and outstanding shares of capital stock of Vision Direct, including all shares issuable upon the exercise of outstanding options, warrants and other equity interests (the “Acquisition”). As a result of the Acquisition, Vision Direct became a wholly owned subsidiary of the Company.

Vision Direct is a leading provider of contact lenses and vision accessories through its online sites at www.visiondirect.com, www.onestopcontacts.com, www.lensmart.com, and www.paylesscontacts.com.

Under the terms of the Purchase Agreement, the Company paid to the Sellers aggregate cash consideration of $10 million (the “Cash Consideration”) and issued to the Sellers approximately 6.83 million shares of the Company’s common stock (the “Stock Consideration”). Under the terms of the Purchase Agreement, the Stock Consideration was valued at $50 million, based on the average closing price of the Company’s common stock for the fifteen trading days ending one trading day before the date the Company first announced the execution of the Purchase Agreement.

In addition, pursuant to a Registration Rights Agreement dated as of December 8, 2003 by and among the Company and the Sellers (the “Registration Rights Agreement”), the Company has granted Sellers customary registration rights with respect to shares of Company common stock issued as Stock Consideration.

The Purchase Agreement, the Registration Rights Agreement and the Company’s press release announcing the completion of the Acquisition are filed as Exhibits 2.1, 10.1 and 99.1, respectively, to this current report on Form 8-K, and are incorporated into this current report by reference. This summary of the provisions of the Purchase Agreement is qualified in its entirety by reference to such exhibits.

Item 7.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statement information required by Item 7(a) is not included in this current report on Form 8-K. The Company will file such information as an amendment to this current report no later than 60 days from the date on which this current report must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 7(b) is not included in this current report on Form 8-K. The Company will file such information as an amendment to this current report no later than 60 days from the date on which this current report must be filed.

(c)	Exhibits.

The following are furnished as exhibits to this current report:

2.1	Stock Purchase Agreement dated as of November 2, 2003, by and among drugstore.com, inc., International Vision Direct Corp., and the stockholders, optionholders and warrantholders listed on Exhibit A

10.1	Registration Rights Agreement dated as of December 8, 2003 by and among drugstore.com, inc. and the other signatories thereto

99.1	Press release dated December 9, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC. (Registrant)

By:	/s/ ROBERT A. BARTON

Robert A. Barton Vice President, Chief Financial Officer, and Treasurer

Date: December 23, 2003